Exhibit 32.1

CERTIFICATION

In connection with the annual report of Olivia Ventures, Inc. (the “Company”) on Form 10-K for the year ended March 31, 2020, as filed with the Securities and Exchange Commission (the “Report”), I, Ian Jacobs, Chief Executive Officer and President (Principal Executive Officer) and Chief Financial Officer (Principal Financial Officer) of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: June 8, 2020

/s/ Ian Jacobs
Ian Jacobs
Chief Executive Officer and President
(Principal Executive Officer)
Chief Financial Officer
(Principal Financial Officer)